Exhibit 10.4

PURCHASE AND SALE AGREEMENT
(CNL Plaza, Ltd. - CHO)

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made and entered into on the 3rd day of October, 2006, by and between CNL HOTELS & RESORTS, INC., a Maryland corporation (the “Seller”) and CNL CORPORATE INVESTORS, LTD., a Florida limited partnership (the “Buyer”).

WITNESSETH:

WHEREAS, CNL Plaza Venture, Ltd., a Florida limited partnership (“CNLPV”), National Retail Properties, Inc. (f/k/a Commercial Net Lease Realty, Inc.), a Maryland corporation (“NNN”), CNL Retirement Properties, Inc., a Maryland corporation (“CRP”), the Seller and the Buyer are parties to that certain Amended and Restated Agreement of Limited Partnership dated as of May 30, 2002, as previously amended (the “Limited Partnership Agreement”), establishing CNL PLAZA, LTD., a Florida limited partnership (the “Partnership”);

WHEREAS, the Seller owns, beneficially and of record, a limited partner partnership interest in the Partnership representing 9.9010% of the partnership interests in the Partnership (the “CHO Partnership Interest”), and the Seller desires to sell to Buyer, and the Buyer desires to purchase from Seller, the CHO Partnership Interest pursuant to the terms of this Agreement;

WHEREAS, NNN owns, beneficially and of record, a limited partnership interest in the Partnership representing 24.7525% of the partnership interests in the Partnership (the “NNN Partnership Interest”), and the Buyer is entering into a Purchase and Sale Agreement with NNN (the “NNN Agreement”) pursuant to which at the closing of the transactions contemplated by the NNN Agreement, the Buyer shall purchase the NNN Partnership Interest (the “NNN Partnership Interest Acquisition”);

WHEREAS, CRP owns, beneficially and of record, a limited partnership interest in the Partnership representing 9.9010% of the partnership interests in the Partnership (the “CRP Partnership Interest”), and the Buyer is entering into a Purchase and Sale Agreement with CRP (the “CRP Agreement”) pursuant to which at the closing of the transactions contemplated by the CRP Agreement, the Buyer shall purchase the CRP Partnership Interest (the “CRP Partnership Interest Acquisition”);

WHEREAS, the Buyer anticipates that an affiliate of the Buyer will enter into a definitive agreement pursuant to which at the closing of the transactions contemplated thereby the real property owned by the Partnership will be refinanced (the “Refinancing”); and

WHEREAS, (a) CNLPV is the general partner of the Partnership, (b) each of the Seller, NNN and CRP owns, beneficially and of record, a limited partnership interest in CNLPV (each a “Venture Partnership Interest”), and (c) concurrently with the execution and delivery of this Agreement, the Buyer is entering into Purchase and Sale Agreements with each of the Seller, NNN and CRP (collectively, the “Venture Agreements”) pursuant to which at the closing of the transactions contemplated by the Venture Agreements, the Buyer shall purchase the Venture Partnership Interests (collectively, the “Venture Partnership Interest Acquisitions”);

NOW, THEREFORE, for and in consideration of the foregoing premises, the mutual covenants and agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties, the parties agree as follows:

1.  Purchase and Sale of the CHO Partnership Interest. On and subject to the terms and conditions of this Agreement and on the basis of the representations, warranties, covenants, agreements, undertakings and obligations contained herein, the Seller hereby agrees to sell the CHO Partnership Interest to the Buyer at the Closing, and the Buyer hereby agrees to purchase the CHO Partnership Interest from the Seller at the Closing.

2.  Purchase Price. The purchase price for the purchase and sale of the CHO Partnership Interest hereunder will be $4,054,505 (the “Purchase Price”) and will be delivered by the Buyer at the Closing in cash payable by wire transfer or delivery of other immediately available funds to the account of Seller.

3.  Closing. (a) The closing of the sale and purchase of the CHO Partnership Interest and the other transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Lowndes, Drosdick, Doster, Kantor & Reed, P.A., Suite 800, 450 South Orange Avenue, Orlando, Florida 32801 commencing at 10:00 a.m. (Florida time) on the first (1st) business day following satisfaction or, if permissible, waiver of the conditions set forth in Sections 8 and 9 of this Agreement (other than conditions which by their nature are to be satisfied as a part of the Closing) or at such other place, time or date as the Buyer and the Seller may mutually agree.

(b)  At the Closing, (a) the Seller and the Buyer shall execute and deliver an Assignment of Limited Partner Partnership Interest transferring the CHO Partnership Interest to the Buyer substantially in the form attached hereto as Exhibit A (the “Assignment”), (b) the Seller will deliver to the Buyer the various certificates, instruments, and documents referred to in Section 9 below, (c) the Buyer will deliver to the Seller the various certificates, instruments, and documents referred to in Section 8 below, and (d) the Buyer will deliver to the Seller the Purchase Price as specified in Section 2 above.

4.  (a)Post-Closing Distributions. With respect to applicable distributions from Net Cash Flow (as defined in the Limited Partnership Agreement) made by the Partnership to its partners, any amounts from Net Cash Flow otherwise distributable by the Partnership to Seller with respect to the fiscal quarter (or other applicable period prior to Closing for which a distribution to the partners is made) in which the Closing occurs shall be pro-rated between Seller and Buyer based upon the period during such quarter (or other applicable period prior to Closing for which a distribution to the partners is made) that each of Buyer and Seller is treated as the owner of the CHO Partnership Interest, and Seller’s pro-rated amount shall be paid to Seller at the same time as distributions from Net Cash Flow in respect of such quarter (or other applicable period prior to Closing for which a distribution to the partners is made) are made to the partners of the Partnership.

(b) Refinancing. Buyer agrees to use its commercially reasonable efforts in good faith to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit and consummate the Refinancing as promptly as practicable, subject to the satisfaction of the contingencies contained in Section 9(f) of this Agreement.

5.  Remittance Obligation.

(a)  Definitions. For purposes of this Section 4.5, the following terms are defined as follows:

(i)  “Asset Sale” means a sale, exchange, transfer or other disposition of all or substantially all of the Partnership’s assets.

(ii)  “Sale Transaction” means any purchase by any person or entity of the limited partnership interests in the Partnership (or any portion thereof).

(iii)  “Ultimate Purchase Price” means the total consideration received by the Buyer in connection with an Asset Sale or a Sale Transaction, divided by the number of Units transferred in the Asset Sale or the Sale Transaction.

(iv)  “Pro-Rated Purchase Price” means $409,505.

(v)  “Unit” means an interest as a limited partner in the capital and profits or losses of the Partnership. Each whole Unit represents a one percent (1%) partnership interest in the Partnership.

(b)  Remittance Amount. Notwithstanding anything to the contrary contained herein, if an Asset Sale or a Sale Transaction is closed within thirty-six (36) months of the Closing and the Ultimate Purchase Price is greater than the Pro-Rated Purchase Price, then the Buyer shall promptly remit to the Seller the difference between the Ultimate Purchase Price and the Pro-Rated Purchase Price, multiplied by (i) 9.9010% in the case of an Asset Sale or (ii) the number of Units sold in the case of a Sale Transaction. (the “Remittance Amount”).

6.  Representations and Warranties of the Seller. (a) The Seller represents and warrants to the Buyer as follows: (x) the Seller is and shall be immediately prior to the Closing the sole record and beneficial owner and holder of the CHO Partnership Interest, free and clear of all liens; and (y) the Seller has full legal right, requisite corporate power and authority to execute this Agreement, and to perform its obligations hereunder.

(b)  Other than the representations and warranties expressly set forth in Section 6(a), the Seller has not made any representations or warranties relating to the Partnership, the CHO Partnership Interest or otherwise in connection with the transactions contemplated by this Agreement.

7.  Representation and Warranty of the Buyer. The Buyer represents and warrants to the Seller as follows:

(a)  the Buyer has full legal right, requisite corporate power and authority to execute this Agreement, and to perform its obligations hereunder;

(b)  the audited financial statements for the Partnership for the fiscal years ended December 31, 2004 and 2005 have been made available to Seller, and the unaudited financial statements for the Partnership for the quarters ended subsequent to December 31, 2005 and prior to the date hereof have been made available to Seller (or, in the case of unaudited financial statements for quarters ending after the date of this Agreement and before the Closing, will be made available as soon as they are completed by Buyer); and the monthly operating reports for the Partnership for calendar months subsequent to December 31, 2005 have been made available to Seller (or, in the case of monthly operating reports for calendar months ending after the date of this Agreement and before the Closing, will be made available as soon as they are completed by Buyer) each of the balance sheets contained therein fairly presents, or will fairly present, as the case may be, in all material respects, the financial position of the Partnership, as of its date, and each of the statements of income and changes in capital stock and cash flows or equivalent statements contained therein (including any related notes and schedules thereto) fairly presents, or will fairly present, as the case may be, in all material respects, the results of operations, changes in capital stock and changes in cash flows of the Partnership, for the periods to which they relate, in each case in accordance with generally accepted accounting principles as used in the United States of America consistently applied during the periods involved; and each monthly operating report has been prepared, or shall be prepared (as the case may be), in good faith based on reasonable assumptions and in accordance with the books and records of the Partnership (which are complete and correct in all material respects and have been maintained in accordance with customary business practices);

(c)  with respect to other information delivered by the Buyer to the Seller in connection with this Agreement, including all information provided to Seller in a letter from Buyer, dated July 12, 2006 (the “Option Request Letter”), the Buyer prepared such information in good faith based on reasonable assumptions and, to the extent such information was prepared based upon or derived from information provided by third-party consultants and other industry sources, the Buyer has a reasonable basis to believe that the sources from which such information has been obtained are reliable;

(d)  the material terms of the NNN Agreement are substantially the same as the terms of this Agreement (though the language in the NNN Agreement may vary and other than a provision in the NNN Agreement relating to the release of NNN by Buyer of NNN’s lease obligations); provided, however, that (x) the price per Unit for the NNN Partnership Interest shall be the same as the price per Unit for the CHO Partnership Interest and (y) the calculation of the Remittance Amount under the terms of the NNN Agreement shall be the same as that provided for in this Agreement but for an adjustment to the multiple that shall equal the percentage size of the NNN Partnership Interest; and

(e)  the material terms of the CRP Agreement are substantially the same as the terms of this Agreement (though the language in the CRP Agreement may vary); provided, however, that (x) the price per Unit for the CRP Partnership Interest shall be the same as the price per Unit for the CHO Partnership Interest and (y) the calculation of the Remittance Amount under the terms of the CRP Agreement shall be the same as that provided for in this Agreement but for an adjustment to the multiple that shall equal the percentage size of the CRP Partnership Interest.

(f)  Other than the representations and warranties expressly set forth in Section 7, the Buyer has not made any representations or warranties relating to the Partnership, the CHO Partnership Interest or otherwise in connection with the transactions contemplated by this Agreement.

8.  Conditions to Seller’s Obligations at Closing. The obligation of the Seller to sell the CHO Partnership Interest is subject to satisfaction of the following conditions:

(a)  The representations and warranties of the Buyer contained in Section 7 shall be true and correct in all respects as of the date of this Agreement and as of the Closing as though made on and as of the Closing.

(b)  The Buyer shall have performed and complied with all of its covenants and agreements hereunder through the Closing.

(c)  No action, suit, or proceeding shall be issued, pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator which seeks to (i) prevent, restrain, restrict, delay, make illegal or otherwise interfere with the consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation.

(d)  From the date hereof until the Closing, Buyer shall not have sold any portion of its limited partner partnership interest in the Partnership at a price per Unit greater than the corresponding price per Unit of the CHO Partnership Interest.

(e)  Buyer and NNN shall have executed and delivered at Closing the NNN Agreement.

(f)  The purchase price for the purchase and sale of the NNN Partnership Interest shall be paid in full at the Closing.

(g)  The purchase price for the purchase and sale of the NNN Partnership Interest shall be reflected exclusively in the NNN Agreement and there are no other agreements, understandings, representations among the parties to the NNN Agreement regarding the purchase price for the purchase and sale of the NNN Partnership Interest.

(h)  Buyer and CRP shall have executed and delivered at Closing the CRP Agreement.

(i)  The purchase price for the purchase and sale of the CRP Partnership Interest shall be paid in full at the Closing.

(j)  The purchase price for the purchase and sale of the CRP Partnership Interest shall be reflected exclusively in the CRP Agreement and there are no other agreements, understandings, representations among the parties to the CRP Agreement regarding the purchase price for the purchase and sale of the CRP Partnership Interest.

(k)  Each of the NNN Partnership Interest Acquisition, the CRP Partnership Interest Acquisition and the acquisition of the CHO Partnership Interest will close concurrently with the closing of the Venture Partnership Interest Acquisitions on the Closing Date.

(l)  The Buyer shall have delivered to the Seller a certificate, dated as of Closing and signed by an authorized executive officer of Buyer, to the effect that each of the conditions specified above in Section 8(a)-(k) is satisfied in all respects.

(m)  Seller shall have received from Buyer the Purchase Price.

(n)  The Seller shall have been released from its obligations under the Guaranty Agreement dated as of September 29, 2005 by the Seller to Fifth Third Bank and shall have received a certificate to that effect, dated as of Closing and signed by an authorized officer of Fifth Third Bank.

(o)  Seller shall have received an opinion from Banc of America Securities, or such other financial institution acceptable to Seller, to the effect that, as of the Closing and based upon and subject to the factors and assumptions set forth herein, the transactions contemplated by this Agreement are fair and reasonable, from a financial point of view, to the Seller.

The Seller may waive any condition specified in this Section 8 if it executes a writing so stating at or prior to the Closing and delivers such waiver to Buyer.

9.  Conditions to Buyer’s Obligations at Closing. The obligation of the Buyer to purchase the CHO Partnership Interest is subject to satisfaction of the following conditions:

(a)  The representations and warranties of the Seller contained in Section 6 shall be true and correct in all respects as of the date of this Agreement and as of the Closing as though made on and as of the Closing.

(b)  The Seller shall have performed and complied with all of its covenants and agreements hereunder through the Closing.

(c)  No action, suit, or proceeding shall be issued, pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator which seeks to (i) prevent, restrain, restrict, delay, make illegal or otherwise interfere with the consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation.

(d)  The Seller shall have delivered to the Buyer a certificate, dated as of the Closing and signed by an authorized executive officer of Seller, to the effect that each of the conditions specified above in Section 9(a)-(c) is satisfied in all respects.

(e)  The Buyer has closed the Refinancing and the proceeds thereof have been made available to the borrower thereunder.

(f)  Each of the NNN Partnership Interest Acquisition, the CRP Partnership Interest Acquisition and the acquisition of the CHO Partnership Interest will close concurrently with the closing of the Venture Partnership Interest Acquisitions on the Closing Date.

The Buyer may waive any condition specified in this Section 9 if it executes a writing so stating at or prior to the Closing and delivers such waiver to Seller.

10.  Consents and Waivers. The Seller and the Buyer hereby acknowledge and consent to the NNN Partnership Interest Acquisition and the CRP Partnership Interest Acquisition and hereby waive any approval periods or any other applicable provisions under the Limited Partnership Agreement regarding the acquisition of limited partner partnership interests in the Partnership. The Seller hereby waives any and all rights under the Limited Partnership Agreement to purchase its pro rata portion of the NNN Partnership Interest and the CRP Partnership Interest and any notice requirements related thereto. The Seller and the Buyer hereby acknowledge and agree that the purchase and sale of the CHO Partnership Interest, the NNN Partnership Interest and the CRP Partnership Interest shall be effective as of the Closing hereunder and the concurrent closings of the NNN Partnership Interest Acquisition and the CRP Partnership Interest Acquisition, respectively, and hereby waive any provision of the Limited Partnership Agreement to the contrary. In connection with and pursuant to the Refinancing, the Seller and the Buyer hereby consent to the approval or incurrence by CNLPV, as the general partner of the Partnership, of material indebtedness of the Partnership; provided, that the proceeds from such indebtedness be used in part to pay the Purchase Price.

11.  Release. Effective upon the Closing, each of the parties, on its behalf and on behalf of its directors, officers, agents, employees, stockholders, successors and assigns, and any person acting by, through or on behalf of such party (collectively, the “Releasing Parties”) hereby irrevocably and unconditionally releases the other party and each of the current and former partners of the Partnership and each of their past, present and future directors, officers, agents, employees, members, and current and former affiliated business entities (collectively, the “Released Parties”), and each of them, of and from any and all commitments, charges, complaints, claims, counter-claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, compensation, costs, losses, debts, and expenses (including attorneys’ fees and costs actually incurred) of every kind and any nature whatsoever, known or unknown, contingent or otherwise, that the Releasing Parties ever had, now have or may hereafter have against the Released Parties, or any of them, and any liability resulting therefrom, arising out of the operation of the Partnership (collectively, “Claims”). This release does not release the parties hereto from their respective obligations under this Agreement.

12.  Indemnification and Reimbursement by Buyer.

(a)  Buyer shall indemnify and hold harmless Seller and its respective successors, assigns, stockholders and representatives (collectively, “Seller Indemnified Persons”) from and against any third-party claim based on, arising out of, resulting from, relating to, or in connection with the operation of the Partnership prior to the Closing, and shall reimburse the Seller Indemnified Persons for, any loss, liability, expenses (including costs of investigation and defense and reasonable attorneys’ and accountants’ fees), or damages of any kind or nature whatsoever (collectively, “Damages”), incurred thereby or caused thereto, based on, arising out of, resulting from, or in connection with such third-party claim. Notwithstanding the foregoing, the Seller Indemnified Persons shall not be entitled to indemnification under this subsection 12(a) for third-party claims based on, arising out of, resulting from, relating to, or in connection with (i) any action of any Seller Indemnified Person, or (ii) any Seller Indemnified Person’s failure to act provided such Seller Indemnified Person was under an obligation to act under the Limited Partnership Agreement.

(b)  Buyer shall indemnify and hold harmless the Seller Indemnified Persons from and against, and shall reimburse the Seller Indemnified Persons for, any and all Damages incurred thereby or caused thereto, based on, arising out of, resulting from, relating to, or in connection with (1) any breach of or inaccuracy in the representations and warranties made by Buyer in Section 7 of this Agreement, other than those, if any, that have been waived in writing by Seller, and (2) any breach or violation of or failure to fully perform any covenant, agreement or undertaking of Buyer set forth in this Agreement.

13.  Survival.

(a)  Notwithstanding any (1) investigation or examination conducted with respect to, or any knowledge acquired (or capable of being acquired) about the accuracy or inaccuracy of, or compliance with, any representation, warranty, covenant, agreement, undertaking or obligation made by or on behalf of the Seller, and (2) the waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant, agreement, undertaking or obligation hereunder, the representations and warranties of the Buyer contained in Section 7 of this Agreement shall survive the Closing until the first anniversary of the Closing.

(b)  Notwithstanding any other provision of this Agreement to the contrary, the obligations of the Buyer to remit to the Seller the amounts set forth in Section 5(b) hereof shall survive the Closing.

14.  Pre-Closing Covenants. Each of the parties will use its commercially reasonable efforts in good faith to take all action and to do all things necessary, proper or desirable, or advisable under best applicable laws, in order to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable; and shall cooperate fully with the other party hereto to that end.

15.  Termination. Certain of the parties may terminate this Agreement as provided below:

(a)  the Buyer and the Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

(b)  the Seller may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing if the Closing shall not have occurred on or before December 31, 2006, by reason of the failure of any condition precedent under Section 8 hereof (unless the failure primarily arises out of or results from the Seller itself breaching any representation, warranty, covenant or agreement contained in this Agreement); and

(c)  the Buyer may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing if the Closing shall not have occurred on or before December 31, 2006, by reason of the failure of any condition precedent under Section 9 hereof (unless the failure primarily arises out of or results from the Buyer itself breaching any representation, warranty, covenant or agreement contained in this Agreement).

16.  Effect of Termination and Abandonment. In the event of termination of this Agreement pursuant to Section 15, no party to this Agreement shall have any liability or further obligation to any other party hereunder except (x) as set forth in Section 18 and (y) that termination will not relieve a breaching party from liability for any breach of this Agreement giving rise to such termination.

17.  Notice. All notices, demands, consents, approvals and requests given by either party hereunder shall be deemed to have been duly given under this Agreement, only if given in writing, and either (a) upon receipt if hand delivered by a party or delivery service or (b) if mailed, on the third (3rd) business day after being sent by United States registered or certified mail, postage prepaid, to the parties at the following addresses:

If to Buyer: CNL Corporate Investors, Inc.
450 South Orange Avenue
14th Floor
Orlando, Florida 32801
Attn: General Counsel

If to Seller: CNL Hotels & Resorts, Inc.
420 South Orange Avenue
Suite 700
Orlando, Florida 32801
Attn: Chief General Counsel
Facsimile: (407) 540-2702

Copy to: Greenberg Traurig, LLP
Met Life Building
200 Park Avenue
New York, New York 10166
Attn: Daniel P. Raglan, Esq.
Facsimile: (212) 801-6400

Either party may at any time change its respective address by sending written notice to the other party of the change in the manner hereinabove described.

18.  Survival After Termination. If this Agreement is terminated prior to the Closing, no representations, warranties, agreements and covenants contained in this Agreement shall survive the termination of this Agreement other than Sections 22 (Governing Law) and 27 (Expenses) which shall survive such termination.

19.  Amendments and Waivers. This Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each of the parties hereto or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement (whether or not similar), nor shall such waiver constitute a continuing waiver.

20.  Entire Agreement. This Agreement and the Assignment of Limited Partner Partnership Interest (as and when executed) contain the entire agreement between the parties pertaining to the subject matter set forth herein and the parties have not made any representations or warranties to each other, either oral or written, other than contained herein or in the documents contemplated hereunder.

21.  Further Assurances. In case at any time after the Closing any further action may be reasonably necessary or advisable to carry out and confirm the transactions contemplated by this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as any other party reasonably may request, all at the sole cost and expense of the requesting party.

22.  Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Florida.

23.  Attorney’s Fees. If the Buyer fails to remit to the Seller all or any portion of the amount required to be remitted by the Buyer pursuant to Section 5(b) of this Agreement, and the Seller brings an action at law or in equity seeking to obtain payment of such amounts from the Buyer, then the prevailing party shall be entitled to all reasonable attorney’s fees, costs and expenses incurred by such party in connection with any such proceeding, whether at the trial or appellate level.

24.  Interpretation. (a) The headings contained in this Agreement are for reference purposes only and do not limit or otherwise affect any of the provisions of this Agreement.

(b)  Whenever a dollar amount ($) is used in this Agreement, it will mean United States dollars unless otherwise specified.

25.  Severability. In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such provision or provisions shall be ineffective only to the extent of such invalidity, illegality or unenforceability, without invalidating the remainder of such provision or provisions or the remaining provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein, unless such a construction would be unreasonable.

26.  Counterparts. This Agreement may be executed in one or more counterparts and transmitted by facsimile transmission, and each of such counterparts, whether an original or a facsimile of an original, will be deemed to be an original and all of such counterparts together will constitute a single agreement.

27.  Expenses. Each of the parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

28.  Joinder of CNLPV. CNLPV is the general partner of the Partnership. CNLPV hereby consents, in conformity with Section 14.2 of the Limited Partnership Agreement, to the sale of the CHO Partnership Interest and the admission of the Buyer as a Substituted Limited Partner in connection with its acquisition of the CHO Partnership Interest pursuant to the terms and conditions of this Agreement. CNLPV hereby acknowledges that effective upon the Closing, (a) the transfer of the CHO Partnership Interest complies with the conditions under Section 14.2 of the Limited Partnership Agreement, (b) the Partnership shall have received this Agreement and the Assignment and (c) the Buyer and the Seller have executed and provided all certificates and other documents and have performed such acts as CNLPV deems necessary in order to comply with Section 14.3(a) of the Limited Partnership Agreement. CNLPV hereby waives the requirement under Section 14.3(a) of the Limited Partnership Agreement that CNLPV receive an opinion of counsel that neither the offer to transfer nor the transfer of the CHO Partnership Interest will violate any federal or state securities laws. CNLPV hereby acknowledges and agrees that the purchase and sale of the CHO Partnership Interest, the NNN Partnership Interest and the CRP Partnership Interest shall be deemed effective as of the Closing hereunder and the concurrent closings of the NNN Partnership Interest Acquisition and the CRP Partnership Interest Acquisition, respectively, and hereby waives any provision of the Limited Partnership Agreement to the contrary. CNLPV acknowledges and agrees with the provisions of Section 4 of this Agreement. CNLPV further acknowledges that it has not received any written appraisal or valuation of the Partnership or the real property owned by the Partnership within the twelve month period ending as of the date of this Agreement.

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[Sale of CNL Plaza, Ltd. - CHO LP Interest by CNL Hotels & Resorts, Inc.
0014651\119453\984357\4

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date and year first written above.

Seller: CNL HOTELS & RESORTS, INC. a Maryland corporation By: /s/ C. Brian Strickland Name: C. Brian Strickland Title: Executive Vice President

Buyer:

CNL CORPORATE INVESTORS, LTD., a Florida limited partnership

By: CNL Corporate Investors, Inc., a
  Florida corporation, its sole general
partner
By: /s/ Robert A. Bourne
Name: Robert A. Bourne
Title: President

Joinder for purposes of Sections 4 and 28 only:

CNL Plaza Venture, Ltd.,
a Florida limited partnership

By: CNL Plaza Venture, Inc., a
Florida corporation, its sole General Partner

By: /s/ James M. Seneff, Jr.
Name: James M. Seneff, Jr.
Title: Chief Executive Officer

[Sale of CNL Plaza, Ltd. - CHO LP Interest by CNL Hotels & Resorts, Inc.
0014651\119453\984357\4

Exhibit A

Assignment of Limited Partner Partnership Interest

ASSIGNMENT OF LIMITED PARTNER PARTNERSHIP INTEREST

THIS ASSIGNMENT OF LIMITED PARTNER PARTNERSHIP INTEREST is effective as of ________, 2006 by CNL HOTELS & RESORTS, INC., a Maryland corporation (hereinafter referred to as “Assignor”) to and in favor of CNL CORPORATE INVESTORS, LTD., a Florida limited partnership (hereinafter referred to as “Assignee”).

W I T N E S S E T H:

FOR AND IN CONSIDERATION of sums paid by Assignee to Assignor (and additional sums to be paid by Assignee under the circumstances set forth in that certain Purchase and Sale Agreement dated as of __, 2006 by and between Assignor and Assignee) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby grants, bargains, sells, transfers, assigns and conveys unto Assignee, absolutely, and not as security or upon any condition, all of its limited partner partnership interest in CNL PLAZA, LTD., a Florida limited partnership (the “Partnership”), which interest is represented by a 9.9010% limited partner interest in the Partnership (hereinafter referred to as the “Partnership Interest”);

TO HAVE AND TO HOLD unto Assignee and its successors, assigns and legal representatives forever.

AND to the knowledge of Assignor, the transfer of the Partnership Interest is being made in accordance with all applicable laws and regulations.

AND Assignee does hereby accept and agree to be bound by all of the terms and provisions of that certain Agreement of Limited Partnership dated as of May 30, 2002 establishing the Partnership.

This Assignment shall be construed in accordance with the laws of the State of Florida.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment below effective as of the day and year first written above.

CNL HOTELS & RESORTS, INC., a Maryland corporation By: Name: Title:

CNL CORPORATE INVESTORS, LTD., a Florida limited partnership By: CNL Corporate Investors, Inc., a Florida corporation, its sole general partner By: Name: Robert A. Bourne Title: President